Exhibit 99.1

5655 Riggins Court, Suite 15 Reno, NV 89502 Tel : 888 260-5357 Fax : 888 909-1033

OTCQX: NGLD

NEVADA CANYON ANNOUNCES SIGNIFICANT GOLD INTERCEPTS INCLUDING 3.97 G/T AU OVER 85 METRES AT THE LAPON CANYON GOLD PROJECT

Reno, Nevada. February 25, 2026 - Nevada Canyon Gold Corp. (OTCQX: NGLD) (the “Company” or “Nevada Canyon”) is pleased to announce the final drill results from the 2025 reverse circulation (“RC”) drill program on the Lapon Canyon Gold Project, (the “Project” or “Lapon Canyon”), as reported by Walker River Resources Corp. (TSX-V:WRR) (“Walker River”) (see WRR news release 02-25-2026). These results include 3.79 g/t Au over 85.34 m in hole LC-25-107 and continue to show the continuity and thickness of mineralization hosted in monzonite increasing the potential for the existence of significant mineral resources at Lapon Canyon. The Company will use these results to advance the Projects maiden NI 43-101compliant mineral resource estimate, expected to be complete by year end. Nevada Canyon is earning 50% of Lapon Canyon as part of three-year Exploration Earn-in Agreement (dated Feb. 3, 2025).

Highlights:

●	3.79 g/t Au over 85.34 meters starting at 143.26 meters, including 16.49 g/t Au over 6.10 meters, and 10.24 g/t Au over 6.09 meters in hole LC-25-170.
●	1.33 g/t Au over 57.91 meters starting at 124.97 meters, including 2.06 g/t Au over 28.95 meters, starting at 143.26 meters in hole LC-25-168.
●	1.64 g/t Au over 44.20 meters starting at 129.54 meters in hole LC-25-169.
●	1.92 g/t Au over 4.57 meters starting at 74.68 meters and 1.05 g/t Au over 36.58 meters starting at 175.26 meters in hole LC-25-171.
●	Mineralization continues to be contained within intrusive emplacement, notably monzonitic units.

The 2025 drill program at Lapon Canyon is complete. The results continued to confirm and extend gold mineralization to the south and east of the Hotspot Zone. More significantly, it led to the discovery of the intrusive related gold mineralization, which significantly increases the potential of the project, opening up new deeper seated rock units for additional significant gold emplacement. Specifically, the identification of monzonite as the host of the gold mineralization encountered indicates the possible presence of monzonite porphyry, a host rock often associated with larger scale gold mineralization, notably in Nevada. These results may also represent gold mineralization within feeder structures, including higher grade zones such as that encountered in drill hole LC-25-170. To advance the understanding of these zones geophysical surveys will be used to identify future drill targets in the deeper-seated intrusive bodies, expected to begin before midyear. During 2026, in addition to the preparation of a mineral resource estimate, exploration to continue on the 2025 program success, is expected to continue to further advance the resource development.

“The 2025 exploration program at Lapon Canyon was fully funded by Nevada Canyon as we continue to earn our 50% of the project over the next two years,” commented Lisa Doddridge, President and Director of the Company. “The results continue to demonstrate the significant value potential of the project. In 2026 we will deliver the first NI 43-101 compliant resource for solidifying the value we are creating through the drill bit while advancing the Project.”

Lapon Canyon is located within the prolific Walker Lane gold trend in Nevada, 40 miles southeast of Yerington NV. Nevada Canyon has an $5M Exploration Earn-in Agreement for 50% of the Project (see Company news release Feb. 3, 2025) and holds a 3% Net Smelter Royalty (“NSR”) on the Project.

All significant drill results can be found in Table 1:

	From	To	Width*	Gold
Drill Hole	(m)	(m)	(m)	(g/t)
LC-25-166	158.50	166.12	7.62	1.11

LC-25-168	124.97	182.88	57.91	1.33
incl	143.26	172.21	28.95	2.06

LC-25-169	129.54	173.74	44.20	1.64

LC-25-170	88.39	89.92	1.53	7.96
	143.26	228.60	85.34	3.79
incl	161.54	167.64	6.10	16.49
and	196.60	202.69	6.09	10.24

LC-25-171	74.68	79.25	4.57	1.92
and	175.26	211.84	36.58	1.05

Table 1. Drill Results

*Sampled width is presented. True width is estimated to be between 60 and 90 percent of sampled lengths

Drill holes LC-25-167, LC-25 172, LC-25-173 returned no significant results

Figure 1. Plan map of the Lapon Gold deposit, showing the Central and Hotspot zones with historic and 2025 drilling results and contours for 0.1 – 1.0 g/t Au (yellow) and 1.0 – 10.0 g/t Au (magenta).

LC-25-168
1.33 g/t Au over 57.91 m
LC-25-171
1.92 g/t Au over 4.57 m,
And 1.05 g/t Au over 36.58 m
50 m
View looking east +/- 75 m
LC-25-166
1.11 g/t Au over 7.62 m
LC-25-169
1.64 g/t Au over 44.20 m
LC-25-170
3.79 g/t Au over 85.34 m
Incl. 16.50 g/t Au over 6.10 m
LC-25-169
LC-25-168
LC-25-166
LC-25-170
LC-25-171
LC-25-167
Legend
Au ppm
>10
5.0-10.0
3.0-5.0
1.0-3.0
0.5-1.0
0.25-0.5
0.1-0.25
Historical drill holes
2025 drill hole (previous release)
2025 drill hole (this release)
2025 drill hole (not yet released)
Claim boundary

Figure 2. Cross-section of the Lapon Gold deposit at Hotspot, showing historic and 2025 drilling results with highlights of intervals from this release and contours for 0.1 – 1.0 g/t Au (yellow) and 1.0 – 10.0 g/t Au (red).

Sampling Methodology, Chain of Custody, Quality Control and Quality Assurance

All sampling was conducted under the supervision of the Company’s project geologists and the chain of custody from the drill to the sample preparation facility was continuously monitored. A blank or certified reference material was inserted approximately every tenth sample. The Lapon Canyon samples were delivered to American Assays Laboratories’ certified laboratory facilities in Sparks, NV. The samples were crushed, pulverized and the sample pulps digested and analyzed for gold using fire assay fusion and a 50 g gravimetric finish. Certain intensely altered samples used a 1 kg pulp screened to 100 microns. Duplicate assay on screen undersize. Assay of entire oversize fraction. Samples are taken and bagged directly at the drill rig at every 1.5-meter interval, standard in the exploration industry. A small sample is also taken at the drill rig and put into a chip tray for examination purposes and to determine those sample bags that should be sent to the lab for assay purposes. Often this work is carried out using a microscope for the examination of the rock chips. The full sample bag from the interval chosen for assay purposes is then sent directly from the drill site to the lab, located in Sparks, NV.

The scientific and technical information contained in this news release has been reviewed, verified and approved by Dave Nuttal P.Geo, President of Geo Exploration Ltd, who is an independent Qualified Person as defined under NI 43-101 Standards of Disclosure for Mineral Projects.

About the Lapon Canyon Project

Lapon Canyon hosts historical, high grade gold mining with approximately 2,000 feet of underground workings in three adits. Historical underground work returned numerous assay values in the one-ounce-per-ton range. (NI 43-101, Montgomery and Barr, 2004). Walker River currently holds 100% of the project and has completed considerable exploration work to date, with numerous drill hole intercepts that have indicated significant gold mineralization. The Project is located within Nevada’s Prolific Walker Lane shear zone, easily accessible by secondary state roads, located approximately 40 miles southeast of Yerington, Nevada. A state power grid transmission line passes within 2 miles of the Project. Nevada Canyon has an $5M Exploration Earn-in Agreement for 50% of the Project (see Company news release Feb. 3, 2025) and holds a 3% Net Smelter Royalty (“NSR”) on the Project.

About Nevada Canyon Gold Corp.

Nevada Canyon Gold Corp. is a US-based natural resource company headquartered in Reno, Nevada. The Company has a large, strategic land position and royalties in multiple projects, within some of Nevada’s highest-grade historical mining districts, offering year-round access and good infrastructure in proven and active mining districts. The Company has a flexible business model to build royalty portfolio and realize value for shareholders.

For further information please contact:

Corporate Communications

Larry Heuchert

Tel: 1-888-260-5357 Ext. 2

Email: ir@nevadacanyongold.com

Web: www.nevadacanyongold.com

Forward-Looking Statements

The information posted in this release may contain forward-looking statements. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of exploration, delays in completing various engineering and exploration programs, and any potential results from such programs. Specifically, forward-looking statements in this news release include statements with respect to the potential mineralization and geological merits of the Company properties, its royalties owned on properties and various other factors beyond the Nevada Canyon Gold Corp.’s control. The Company’s actual results could differ materially from those discussed in this press release. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events except as required by applicable securities legislation. Investors are advised to carefully review the reports and documents that Nevada Canyon Gold Corp. files from time to time with the SEC, including its Annual Form 10K for the fiscal year ended December 31, 2024, Quarterly Reports and Current Reports.